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                                                                   EXHIBIT 10.48

  LETTER OF AGREEMENT MODIFYING PROMISSORY NOTE AND WARRANT FOR 150,000 SHARES
                           ("MODIFICATION AGREEMENT")

April 1, 2002


Mr. Carlo Tabibi
Westminster Properties, Inc.
1015 Gayley Ave., #200
Los Angeles, CA 90024


Dear Carlo:

       This letter confirms our agreement concerning the modification of the terms of (a) the promissory note dated October 9, 2001 (the "Original Note") in the original principal amount of $300,000 from The End, Inc. ("The End"), iNTELEFILM Corporation ("iNTELEFILM") and Harmony Holdings, Inc. ("Harmony") to Westminster Properties, Inc. ("Westminster") and (b) the Warrant expiring October 9, 2006 that entitles Westminster to purchase 150,000 shares of common stock of iNTELEFILM at $2.00 per share (the "Warrant). We have agreed as follows:

       1. Original Note. The outstanding principal amount of the Original Note will be reduced to $175,000 on or prior to April 1, 2002 and will be restated and replaced effective April 1, 2002 with the promissory note in the form of Exhibit A attached to this Modification Agreement (the "Replacement Note"). You acknowledge that you have received principal payments on the Original Note in the aggregate of $125,000 and payment of the accrued and unpaid interest to and through March 31, 2002 so that the outstanding principal amount of the Original Note is $175,000 on April 1, 2002.
       2. Warrant. The exercise price of the Warrant will be reduced to $.46 per share effective April 1, 2002 which is the same as the exercise price of the warrant expiring October 9, 2006 to purchase 100,000 shares of common stock of iNTELEFILM that was issued to Westminster pursuant to the Mutual Release and Settlement Agreement dated October 9, 2001 (the "Settlement Agreement") among The End, iNTELEFILM, Harmony and Westminster.
       3. Full Performance. The End, iNTELEFILM and Harmony have fully performed their obligations under the Settlement Agreement.
       4. Right to Invest. iNTELEFILM will provide Westminster an opportunity to invest in the current private placement of iNTELEFILM's securities described in the summary attached as Exhibit B to this Modification Agreement, provided that Westminster represents that it is an accredited investor and signs


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          the standard non-disclosure agreement that prospective investors sign in connection with the private placement. iNTELEFILM reserves the right to modify the terms of the private placement and the securities offered as well as to withdraw the private placement if sufficient cash purchasers do not subscribe. Westminster may elect to tender the Replacement Note at par in payment of the subscription price for the securities offered by iNTELEFILM in the private placement.
       5. Advice of Counsel. The parties to this Modification Agreement have consulted with and been advised by their own legal counsel concerning this Modification Agreement and the transactions contemplated hereby.

        If the foregoing correctly states our agreement, please execute this Modification Agreement in the space provided below.

Sincerely,

iNTELEFILM, Corporation


By:   /s/ Richard A. Wiethorn
     -----------------------------------------------
        Richard A. Wiethorn, Chief Financial Officer

HARMONY HOLDINGS, INC.


By:  /s/ Richard A. Wiethorn
    ------------------------------------------------
        Richard A. Wiethorn, Chief Financial Officer


        The undersigned hereby acknowledges its receipt and acceptance of and agreement to the terms and conditions of Modification Agreement:

Westminster Properties, Inc.



By:    /s/
       --------------------------------
Its:   President



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                                                                       Exhibit A

                            Form of Replacement Note




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                            RESTATED PROMISSORY NOTE

                                   $175,000.00
                             Los Angeles, California
                                  April 1, 2002

FOR VALUE RECEIVED the undersigned, Harmony Holdings, Inc., a Delaware Corporation, and iNTELEFILM Corporation, a Minnesota corporation, jointly and severally (hereinafter collectively the "Company" or "Borrower"), do hereby promise to pay to Westminster Properties, Inc., a Nevada Corporation ("Holder"), or order, the principal sum of One Hundred Seventy-five Thousand and No/100 Dollars ($175,000.00), together with interest on the unpaid principal balance at the rate of twelve percent (12%) per annum commencing as of April 1, 2002 through April 3, 2003 (the "Term"). The Company shall have the right to prepay this Note, in whole or in part, without the prior written consent of Holder. Principal, interest and the Additional Fee (as defined below) shall be payable in lawful money of the United States.

During the Term interest only shall be payable quarterly on the unpaid principal balance of this Promissory Note ("Note") and shall be calculated based on a 360 day year and shall be payable on each three month anniversary of the date hereof. If not sooner converted and further subject to the mandatory prepayment as provided below, the entire unpaid principal amount, all accrued and unpaid interest, and the Additional Fee shall be due and payable on April 3, 2003 (the "Maturity Date") or upon the earlier to occur (the mandatory prepayment date) of
(i) the receipt by iNTELEFILM Corporation of gross cash proceeds from the sale of its equity securities (common stock and/or preferred stock) in the aggregate of at least $4,000,000 (the "Equity Financing"), or (ii) a final judgment (not subject to any further appeal) in an amount in excess of $4,000,000 in favor of iNTELEFILM Corporation in its lawsuit against ABC Radio/Disney pending in the United States District Court for the District of Minnesota, whichever first occurs. Except for the repayment of this Note in connection with an Equity Financing or the voluntary conversion by the Holder of this Note into securities of the Company for which no Additional Fee is payable, the Company will pay Holder an additional fee (the "Additional Fee") calculated at the rate of eight percent (8%) per annum that the amount of principal so repaid has been outstanding from April 1, 2002 to the date on which such principal amount and any accrued and unpaid interest related to such principal amount is repaid. The Additional Fee shall be due and payable when such principal amount is repaid whether prior to, at, or after the stated maturity date. Payment of principal, interest and Additional Fee hereunder shall be made by cashiers check delivered to Holder at the address furnished to the Company for that purpose.

Any and all payments not received by Holder on their due date, shall accrue, a late fee equal to Six (6%) percent of such amount due. This Note shall be superior to any loans or advances made by iNTELEFILM Corporation to the other borrower under this Note. Repayment of this Note is secured by a pledge of a security interest in any and all of the Company's assets and the Company has executed and delivered to Holder or Holder's counsel, proper UCC-1 forms in recordable form in the County Recorder's Office of any


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and all counties in which the Company and each of them conducts business. The
UCC-1 forms are accompanied by a list of such counties. The Company shall execute and deliver a security agreement evidencing such security interest and any financing statement reasonably requested by Holder upon execution hereof. The secured pledge and UCC-1 shall be filed upon execution of this document. Furthermore, Holder may at its option accelerate maturity of the loan indebtedness in the event the assets of the Company or each of them, are (i) sold or transferred by the Company, or (ii) made subject to any other lien or security interest without the prior written consent of Holder, except for the junior lien granted by iNTELEFILM Corporation in its assets to the holders of its bridge notes dated October 4, 2001 in the aggregate original principal amount of $1,553,000. The Company hereby represents and warrants that the lien in favor of Holder constitutes a first priority security interest in the assets of the Company. Holder is not required to subordinate its first lien on the assets to any indebtedness of the Company. Nothing contained herein shall act to affect, modify or alter the Holder priority of the security interest previously recorded.

This Note shall be subject to a liquidation preference such that in the event of liquidation or dissolution of the Company prior to the earlier of (i) payment in full of the principal of and interest accrued on the Note or (ii) the date on which the Note is converted, Holder shall be entitled to a priority in payment over all other debts and obligations of the Company.

Each Borrower hereby represents and warrants that all board approval and corporate resolutions have been obtained for the execution of this Note, the attached Warrants and Mutual Release.

The Company agrees to pay Holder's costs of collection and enforcing this Note, including reasonable attorneys' fees.

This Note shall be construed in accordance with the laws of the State of Minnestoa as applied to contracts entered into by Minnesota residents within the State of Minnesota, which contracts are to be performed entirely within the State of Minnesota.

The Company submits for itself and its property in any legal action or proceeding relating to this Note and any other documents executed and delivered in connection herewith to which the Company is a party; or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of California and the Courts of the Untied States of America for the Central District of California and appellate courts thereof; consents that any such action or proceeding may be brought in such courts and waives any objection to the venue of any action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees that service of process in any such action or proceeding may be effected by registered or certified mail, postage prepaid to the Company at the address set forth below or such other address as the Company shall have furnished to the Holder.



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Notwithstanding the foregoing, all agreements between the Company and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, payment of the Additional Fee or otherwise shall the amount paid or agreed to be paid to Holder for the use, forebearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under the applicable usury law.

This Note replaces the promissory note dated October 9, 2001 (the "Prior Note") from The End, Inc., Harmony Holdings, Inc. and iNTELEFILM Corporation to Westminster Properties, Inc. in the original principal amount of $300,000, as modified by the letter of promissory note extension dated February 27, 2002, and the Holder is entitled to the securities interests granted to Holder pursuant to the Prior Note.

IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date set forth herein.

         Harmony Holdings, Inc.,                      iNTELEFILM Corporation
         A Delaware Corporation                       A Minnesota Corporation


         By:   /s/ Richard A. Wiethorn                By: /s/ Richard A.Wiethorn
              ------------------------------              ----------------------
         Name: Richard A. Wiethorn                    Name:  Richard A. Wiethorn
         Title:  CFO                                  Title:  CFO